                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc. and Wyndham International, Inc. (Nos. 333-77271 and 333-77271-1) of our report dated January 23, 1998, on our audit of the financial statements of Royal Palace Hotel Associates, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated June 2, 1998.



                                          /s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
May 12, 1999